Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2008, with respect to the financial statements and supplemental schedules of the Liberty Global 401(k) Savings Plan – Puerto Rico, appearing in the Annual Report on Form 11-K as of December 31, 2007 and 2006 and for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

August 4, 2008